UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
       Date of Report (Date of Earliest Event Reported): September 7, 2004

                        LOTTERY & WAGERING SOLUTIONS INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                            (State of Incorporation)

           0-22191                                    IRS NO. 65-067590
   (Commission File Number)                     (IRS Employer Identification)


           8201 PETERS ROAD, SUITE 1000, FT. LAUDERDALE, FLORIDA 33324
               (Address of Principal Executive Offices) (Zip Code)

                                 (954) 916-2610
              (Registrant's telephone number, Including Area Code)

                                 ---------------

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         / / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01         OTHER EVENTS

                  On September 7, 2004, Lottery & Wagering Solutions Inc. (the "Company") through The Golden Tulip Leisure A.V.V. ("GTL"), an Aruban entity formed for the sole purposes of the transaction, entered into a five year agreement with N.V. Trade Centre Suriname ("TSC"). Under this agreement, TCS grants to GTL the right to use and occupy the restaurant, casino and certain office facilities located on several floors of The Golden Tulip Casino, Hotel, Conference and Leisure Center in downtown Paramaribo Suriname owned by TCS, together with the exclusive use of the Full Gaming License and Food and Beverage License on behalf of TCS, as well as the right to use the 173 slot machines, 7 gaming tables, and related paraphernalia located on the premises. GTL is required to make monthly payments to TCS of US $40,000 for the lease of the facilities and the use of the licenses and equipment. The agreement may be extended for an additional five year term at the option of GTL. The Company is not a party to the agreement, and has not guaranteed the performance or obligations of GTL. The Company is currently evaluating various issues which affect casino operations at this location.

                  As earlier reported, on July 31, 2003, the First Subdistrict Court of Suriname issued a decision and order evicting the Company's joint venture entity from its facilities in a hotel in Paramaribo from which the Company conducts all of its casino operations. In view of the pending eviction order, during the last twelve months the company had sought an alternative location from which to conduct casino operations. On July 16, 2004, the Court of Justice, the appellate court in Suriname, issued an oral order "annulling" the decision and eviction order of the Subdistrict Court. The Company has been informed that such decision was based on a finding by the Court of Justice that such an eviction proceeding could not properly be brought as an "Urgent" or "Kort Geding" summary proceeding. The Company has been advised that the eviction case is now over, but may be recommenced as a "normal proceeding" if the plaintiff determines to do so. No written decision in this matter has yet been rendered by the Suriname Court of Justice.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.
         Exhibit No.                Description
         -----------                -----------

         99.3 Press release, dated September 16, 2004, announcing the entering into of a lease agreement by the Company's wholly owned subsidiary for the conduct of casino operations in Suriname, and announcing the decision of appellate Suriname Court of Justice annulling the lower court's order evicting the Company's joint venture entity from the hotel premises where it conducts its casino operations.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       LOTTERY & WAGERING SOLUTIONS INC.


Date: September 16, 2004         By: S/ Miles R. Greenberg
                                     ----------------------------------------
                                     Miles R. Greenberg



                                INDEX TO EXHIBITS

         Exhibit No.                Description
         -----------                -----------

         99.3 Press release, dated September 16, 2004, announcing the entering into of a lease agreement by the Company's wholly owned subsidiary for the conduct of casino operations in Suriname, and announcing the decision of appellate Suriname Court of Justice annulling the lower court's order evicting the Company's joint venture entity from the hotel premises where it conducts its casino operations.